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                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Forms S-3 No's 333-47777, 333-52791 and 333-68197 and Form S-8 No
333-59795 of Daou Systems, Inc., of our report dated February 12, 1999, with respect to the consolidated financial statements and schedule of Daou Systems, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1998.

                                                             ERNST & YOUNG LLP

San Diego, California
March 31, 1999